EXHIBIT 99.1

WestRock Reports Fiscal 2017 Third Quarter Results

NORCROSS, Ga., Aug. 03, 2017 (GLOBE NEWSWIRE) -- WestRock Company ("WestRock") (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal third quarter ended June 30, 2017.

Third Quarter 2017 Highlights

· Earned $1.29 per diluted share and $0.74 of adjusted earnings per diluted share

· Generated net cash from operating activities of $589 million and adjusted free cash flow of $473 million

· Achieved $94 million in year-over-year productivity improvements and an annual run rate of $760 million of synergy and performance improvements

· Continued our portfolio transformation with:

  the sale of the Home, Health and Beauty (“HH&B”) business – recorded a pre-tax gain of $191 million the acquisition of Multi Packaging Solutions International Limited (“MPS”); advances strategy to provide differentiated, high value-added solutions to our customers and expands participation into attractive end markets; creates opportunity for meaningful synergies and performance improvements of $85 million by end of FY19 the acquisition of certain operations of U.S. Corrugated Holdings, Inc. (“U.S. Corrugated”), which included five facilities, providing an opportunity to integrate an additional 105,000 annual tons of containerboard into our Corrugated Packaging segment and another 50,000 tons through a long-term supply agreement

“Our WestRock team delivered strong earnings and cash flow, and grew our differentiated packaging business by completing the acquisitions of MPS and U.S. Corrugated, which have expanded our presence in attractive markets and increased our vertical integration,” said Steve Voorhees, chief executive officer. “We increased our daily box volumes over the prior year by 5.7%. While we continue to face a challenging cost environment, we are focusing on areas within our control – serving our customers well and driving synergy and productivity improvements across our company.”

Conference Call

As previously announced, WestRock will host a conference call to discuss its results of operations for the third quarter of fiscal 2017 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on August 3, 2017. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 877-201-0168 (inside the U.S.) or 647-788-4901 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 22589489. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 45,000 team members support customers around the world from more than 300 operating and business locations spanning North America, South America, Europe and Asia. Learn more at www.westrock.com.

Consolidated Financial Results

The financial results below illustrate the performance of WestRock for the quarters ended June 30, 2017, and June 30, 2016 (in millions).

	June 30, 2017	June 30, 2016	Change

Net sales	$3,695.6	$3,596.5	$99.1

Segment income	$318.9	$353.6	$(34.7)
Non-allocated expenses	(9.4)	(15.3)	5.9
Depreciation	213.2	210.1	3.1
Amortization	62.0	60.5	1.5
Less: Deferred financing costs	(1.1)	(1.0)	(0.1)
Segment EBITDA	583.6	607.9	(24.3)
Inventory step-up, net of LIFO	13.9	2.0	11.9
Adjusted Segment EBITDA	$597.5	$609.9	$(12.4)

The $99 million increase in net sales was primarily attributable to $194 million of increased Corrugated Packaging segment sales and $29 million of increased Land and Development segment sales, partially offset by a $115 million decrease in Consumer Packaging segment sales, which was due in part to decreased sales as a result of the HH&B sale that were partially offset by the sales from the MPS acquisition. We discuss the change in segment sales in the segment discussions below.

The $35 million decline in segment income was primarily due to the sale of HH&B and the expensing of MPS acquisition inventory step-up in the Consumer Packaging segment that reduced segment income by $16 million and $14 million, respectively. The $32 million increase in Corrugated Packaging segment income was more than offset by the $57 million decrease in the Consumer Packaging segment and the $9 million decrease in the Land and Development segment.

Non-allocated expenses were $6 million lower than the prior year quarter primarily due to a $13 million gain on the sale of an equity investment in the third quarter of fiscal 2017. We discuss changes in segment income in the segment discussions below.

Cash Provided From Operating, Financing and Investing Activities

Cash from operations was $589 million in the third quarter of fiscal 2017 compared to $532 million in the prior year period. Total debt was $6.52 billion at June 30, 2017, including $289 million for the fair-value of debt stepped-up in purchase accounting. Consistent with WestRock’s disciplined capital allocation strategy, during the third quarter, WestRock invested $172 million in capital expenditures and paid $101 million in dividends to stockholders.

Corrugated Packaging Segment
	June 30, 2017	June 30, 2016	Change

Segment sales	$2,161.2	$1,967.7	$193.5

Segment income	$223.9	$192.4	$31.5
Depreciation	127.5	121.3	6.2
Amortization	23.0	22.8	0.2
Segment EBITDA	374.4	336.5	37.9
Inventory step-up, net of LIFO	0.7	2.8	(2.1)
Adjusted Segment EBITDA	$375.1	$339.3	$35.8

Operating Highlights for the Quarter Ended June 30, 2017:

  Segment sales increased $194 million primarily due to an estimated $110 million of favorable corrugated selling price/mix, $46 million of higher recycling net sales, primarily due to higher commodity prices, $24 million of higher corrugated volume and the $9 million increase related to foreign exchange
  North America box shipments increased 5.7% on a per day basis
  Brazil box shipments increased 14.7% versus the prior year quarter
Consumer Packaging Segment
	June 30, 2017	June 30, 2016	Change

Segment sales	$1,520.7	$1,635.8	$(115.1)

Segment income	$94.8	$151.7	$(56.9)
Depreciation	83.2	86.8	(3.6)
Amortization	38.6	37.4	1.2
Segment EBITDA	216.6	275.9	(59.3)
Inventory step-up, net of LIFO	13.2	(0.8)	14.0
Adjusted Segment EBITDA	$229.8	$275.1	$(45.3)

Operating Highlights for the Quarter Ended June 30, 2017:

  Segment sales decreased $115 million primarily due to a $143 million decrease in net sales related to the sale of HH&B in early April, lower pulp volumes and unfavorable price/mix partially offset by the $111 million increase from the MPS acquisition
  Shipments of paperboard and converted products were up 2%
  Strong operational execution and productivity realization
  The sale of HH&B and expensing of MPS acquisition inventory step-up reduced segment income by $16 million and $14 million, respectively
  Successfully executed two major maintenance outages in our virgin mill network
Land and Development Segment
	June 30, 2017	June 30, 2016	Change

Segment sales	$71.1	$42.0	$29.1

Segment income	$0.2	$9.5	$(9.3)
Depreciation	0.2	0.3	(0.1)
Segment EBITDA	$0.4	$9.8	$(9.4)

The monetization program is proceeding as planned. Due to the accelerated monetization strategy, we have excluded Land and Development’s results from adjusted earnings per diluted share.

Restructuring and Other Items

Restructuring and other items during the third quarter of fiscal 2017 included the following pre-tax costs and expenses:

  $24 million of plant restructuring costs primarily associated with the consolidation of operations following the MPS acquisition and on-going costs at previously closed facilities
  $20 million of acquisition expenses primarily associated with the MPS acquisition
  $14 million of integration expenses from current and prior transactions and $2 million of divestiture expenses, primarily associated with the sale of HH&B
  $4 million of other items, primarily operating losses associated with operations in the process of being closed

Adjusted Earnings

Three Months Ended
June 30, 2017

Earnings per diluted share	$1.29

Gain on sale of HH&B	(0.75)
Gain on extinguishment of debt	(0.01)
Land and Development operating results	-
Acquisition inventory step-up	0.04
Restructuring and other items	0.17

Adjusted earnings per diluted share	$0.74

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements that (i) the acquisition of certain operations of U.S. Corrugated provide an opportunity to integrate an additional 105,000 annual tons of containerboard into our Corrugated Packaging segment and another 50,000 tons through a long-term supply agreement and (ii) the MPS and U.S. Corrugated acquisitions have expanded our presence in attractive markets and increased our vertical integration. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the strategic combination of Rock-Tenn Company and MeadWestvaco Corporation’s respective businesses; the acquisitions of MPS and U.S. Corrugated; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and Item 1A “Risk Factors” in our Form 10-Q for the quarter ended March 31, 2017. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Operations
In millions, except per share amounts (unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2017	2016	2017	2016

Net sales	$3,695.6	$3,596.5	$10,799.1	$10,560.1

Cost of goods sold	3,000.1	2,869.2	8,836.9	8,520.8

Gross profit	695.5	727.3	1,962.2	2,039.3
Selling, general and administrative, excluding intangible amortization	348.1	341.5	1,033.5	1,019.4
Selling, general and administrative intangible amortization	54.6	53.3	156.8	159.4
Pension lump sum settlement	-	-	28.7	-
Land and Development impairment	-	-	42.7	-
Restructuring and other costs, net	59.4	43.1	158.7	317.0

Operating profit	233.4	289.4	541.8	543.5
Interest expense	(70.4)	(64.0)	(201.3)	(193.2)
Gain on extinguishment of debt	2.0	-	1.9	-
Interest income and other income (expense), net	15.0	20.9	41.3	43.2
Equity in income of unconsolidated entities	16.7	5.8	36.9	6.8
Gain on sale of HH&B	190.6	-	190.6	-

Income from continuing operations before income taxes	387.3	252.1	611.2	400.3

Income tax expense	(60.7)	(99.7)	(107.9)	(159.1)

Income from continuing operations	326.6	152.4	503.3	241.2

Loss from discontinued operations (net of income tax benefit of $0,
$46.2, $0, and $39.0)	-	(58.7)	-	(539.4)
Consolidated net income (loss)	326.6	93.7	503.3	(298.2)

Less: Net loss (income) attributable to noncontrolling interests	1.5	(1.4)	8.8	(6.1)

Net income (loss) attributable to common
stockholders	$328.1	$92.3	$512.1	$(304.3)

Diluted weighted average shares outstanding	255.3	256.2	255.0	258.6

Diluted earnings per share from continuing operations	$1.29	$0.59	$2.01	$0.93
Diluted loss per share from discontinued operations	-	(0.23)	-	(2.11)
Diluted earnings (loss) per share	$1.29	$0.36	$2.01	$(1.18)

WestRock Company
Segment Information
In millions (unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2017	2016	2017	2016

Net sales:

Corrugated Packaging	$2,161.2	$1,967.7	$6,169.8	$5,864.8
Consumer Packaging	1,520.7	1,635.8	4,586.2	4,766.4
Land and Development	71.1	42.0	225.1	76.1
Intersegment Eliminations	(57.4)	(49.0)	(182.0)	(147.2)

Total net sales	$3,695.6	$3,596.5	$10,799.1	$10,560.1

Income from continuing operations before income taxes:

Corrugated Packaging	$223.9	$192.4	$524.9	$547.5
Consumer Packaging	94.8	151.7	301.2	342.6
Land and Development	0.2	9.5	19.4	6.2

Total segment income	318.9	353.6	845.5	896.3

Pension lump sum settlement	-	-	(28.7)	-
Land and Development impairment	-	-	(42.7)	-
Restructuring and other costs, net	(59.4)	(43.1)	(158.7)	(317.0)
Non-allocated expenses	(9.4)	(15.3)	(36.7)	(29.0)
Interest expense	(70.4)	(64.0)	(201.3)	(193.2)
Gain on extinguishment of debt	2.0	-	1.9	-
Interest income and other income (expense), net	15.0	20.9	41.3	43.2
Gain on sale of HH&B	190.6	-	190.6	-

Income from continuing operations before income taxes	$387.3	$252.1	$611.2	$400.3

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Consolidated net income (loss)	$326.6	$93.7	$503.3	$(298.2)

Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	275.2	282.2	814.3	867.7
Cost of real estate sold	63.8	26.7	188.4	50.1
Deferred income tax expense (benefit)	9.8	37.1	(45.7)	35.4
Gain on extinguishment of debt	(2.0)	-	(1.9)	-
Share-based compensation expense	15.5	21.6	50.0	51.8
Loss (gain) on disposal of plant and equipment and other, net	3.2	2.1	(5.3)	1.9
Equity in income of unconsolidated entities	(16.7)	(5.8)	(36.9)	(6.8)
Pension and other postretirement funding (more) than expense (income)	(24.1)	(28.5)	(34.1)	(69.0)
Gain on Grupo Gondi investment	-	(12.1)	-	(12.1)
Loss on contribution of subsidiary	-	-	1.7	-
Gain on sale of HH&B	(190.6)	-	(190.6)	-
Cash surrender value increase in excess of premium paid	(9.2)	(6.2)	(27.6)	(23.7)
Impairment adjustments	5.5	5.1	50.5	191.3
Distributed earnings from equity investments	1.9	4.7	14.6	7.4
Other non-cash items	(10.8)	(18.1)	(32.5)	(34.1)
Land and Development impairment	-	-	42.7	-
Impairment of Specialty Chemicals goodwill and intangibles	-	101.1	-	579.4
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(47.5)	(62.5)	(138.3)	51.0
Inventories	19.3	106.0	(31.4)	25.8
Other assets	(14.9)	(20.6)	(67.7)	(86.7)
Accounts payable	71.6	(45.3)	290.3	(104.1)
Income taxes	27.6	(36.7)	37.9	(13.0)
Accrued liabilities and other	84.9	87.1	24.5	92.7

Net cash provided by operating activities	589.1	531.6	1,406.2	1,306.8

Investing activities:

Capital expenditures	(171.5)	(196.3)	(536.8)	(614.7)
Cash paid for business acquisitions, net of cash acquired	(1,412.1)	4.6	(1,443.8)	(376.4)
Debt purchased in connection with an acquisition	-	-	-	(36.5)
Corporate-owned life insurance premium paid	(0.6)	-	(1.4)	-
Investment in unconsolidated entities	(0.8)	(178.1)	(2.2)	(178.5)
Return of capital from unconsolidated entities	-	4.9	12.6	5.4
Proceeds from the sale of subsidiary and affiliates	9.3	-	9.3	10.2
Proceeds from the sale of HH&B	993.5	-	993.5	-
Proceeds from sale of property, plant and equipment	11.2	1.4	40.8	10.9

Net cash used for investing activities	(571.0)	(363.5)	(928.0)	(1,179.6)

Financing activities:

Additions to revolving credit facilities	452.4	102.3	518.0	180.6
Additions to debt	415.8	437.2	417.0	1,458.3
Repayments of debt	(945.8)	(557.0)	(1,121.7)	(1,012.2)
Other financing additions	3.4	2.3	11.2	2.5
Debt issuance costs	(2.1)	(3.6)	(2.1)	(3.6)
Specialty Chemicals spin-off of cash and trust funding	-	(118.9)	-	(118.9)
Issuances of common stock, net of related minimum tax withholdings	15.1	7.0	22.3	(3.8)
Purchases of common stock	-	(46.3)	(93.0)	(285.1)
Excess tax benefits from share-based compensation	1.5	-	3.0	0.1
Advances from (repayments to) unconsolidated entity	2.1	(0.8)	1.2	(1.0)
Cash dividends paid to stockholders	(100.5)	(94.7)	(301.6)	(286.3)
Cash distributions to noncontrolling interests	(23.8)	(5.0)	(45.9)	(21.8)

Net cash used for financing activities	(181.9)	(277.5)	(591.6)	(91.2)

Effect of exchange rate changes on cash and cash equivalents	3.7	0.5	(2.3)	(5.6)

(Decrease) increase in cash and cash equivalents	(160.1)	(108.9)	(115.7)	30.4

Cash and cash equivalents from continuing operations, at beginning of period	385.3	345.2	340.9	207.8
Cash and cash equivalents from discontinued operations, at beginning of period	-	22.4	-	20.5
Balance of cash and cash equivalent at beginning of period	385.3	367.6	340.9	228.3

Cash and cash equivalents from continuing operations, at end of the period	225.2	258.7	225.2	258.7
Cash and cash equivalents from discontinued operations, at end of the period	-	-	-	-
Cash and cash equivalents at end of period	$225.2	$258.7	$225.2	$258.7

Supplemental disclosure of cash flow information
Cash paid (received) during the period for:
Income taxes, net of refunds	$21.5	$69.1	$112.1	$118.5
Interest, net of amounts capitalized	$70.9	$21.9	$186.4	$136.5

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	June 30,	September 30,
	2017	2016

Assets
Current assets
Cash and cash equivalents	$225.2	$340.9
Restricted cash	5.9	25.5
Accounts receivable (net of allowances of $49.3 and $36.5)	1,902.4	1,592.2
Inventories	1,767.1	1,638.2
Other current assets	257.0	263.5
Assets held for sale	200.7	52.3

Total current assets	4,358.3	3,912.6

Property, plant and equipment, net	9,077.3	9,294.3
Goodwill	5,466.2	4,778.1
Intangibles, net	3,325.3	2,599.3
Restricted assets held by special purpose entities	1,288.9	1,293.8
Prepaid pension asset	354.1	257.8
Other assets	999.9	902.3
Total assets	$24,870.0	$23,038.2

Liabilities and Equity
Current liabilities
Current portion of debt	$676.5	$292.9
Accounts payable	1,452.7	1,054.4
Accrued compensation and benefits	388.0	405.9
Other current liabilities	507.7	429.8
Total current liabilities	3,024.9	2,183.0

Long-term debt due after one year	5,846.3	5,496.3
Pension liabilities, net of current portion	292.2	328.1
Postretirement medical liabilities, net of current portion	142.9	140.0
Non-recourse liabilities held by special purpose entities	1,163.9	1,170.2
Deferred income taxes	3,378.4	3,130.7
Other long-term liabilities	812.0	746.2
Redeemable noncontrolling interests	12.8	13.7

Total common stockholders' equity	10,149.0	9,728.8
Noncontrolling interests	47.6	101.2
Total Equity	10,196.6	9,830.0

Total liabilities and equity	$24,870.0	$23,038.2

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us as well as reconciliations of such non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA

WestRock uses “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA”.

Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Free Cash Flow”. Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”.

Set forth below is a reconciliation of “Adjusted Free Cash Flow” to Net cash provided by operating activities for the three months ended June 30, 2017 (in millions).

Net cash provided by operating activities	$589.1
Less: Capital expenditures	(171.5)
Free Cash Flow	417.6
Plus: Cash Restructuring and other costs, net of income tax expense of $14.5	55.3
Adjusted Free Cash Flow	$472.9

Adjusted Net Income and Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate its performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders and Earnings per diluted share, respectively. This press release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions).

Three Months Ended June 30, 2017

Net Income attributable to common stockholders	$328.1

Gain on sale of HH&B, net of income tax expense of $0.0	(190.6)
Gain on extinguishment of debt, net of income tax expense of $0.7	(1.3)
Land and Development operating results, net of income tax benefit of $0.5	0.8
Acquisition inventory step-up, net of income tax benefit of $3.7	10.2
Restructuring and other items, net of income tax benefit of $20.5	42.7

Adjusted net income	$189.9

CONTACT:

WestRock

Investors:	Media:
Matt Tractenberg, 470-328-6327	John Pensec, 470-328-6397
Vice President, Head of Investor Relations	Director, Corporate Communications
matt.tractenberg@westrock.com	mediainquiries@westrock.com

John Stakel, 678-291-7901
Senior Vice President - Treasurer
john.stakel@westrock.com